                                                                    Exhibit 99.2

                              WOLVERINE TUBE, INC.

                           P R E S S    R E L E A S E


Contact:   James E. Deason
           Executive Vice President
           Chief Financial Officer
           (256) 580-3510

================================================================================

                              WOLVERINE TUBE, INC.

                REPORTS 2001 FOURTH QUARTER AND FULL YEAR RESULTS

HUNTSVILLE, ALABAMA, FEBRUARY 26, 2002--Wolverine Tube, Inc. (NYSE: WLV) today reported results for the fourth quarter and full year ended December 31, 2001. The results for the current and comparable fiscal periods present the Company's Wolverine Ratcliffs-Severn joint venture as discontinued operations. Results of the Company's core business are presented as continuing operations. Additionally, the Company has changed its method of accounting for inventory from the Last In First Out (LIFO) method to the First In First Out (FIFO) method. The results of operations reflect the retroactive application of this change in accounting method.

Loss from continuing operations for the fourth quarter of 2001 was $0.8 million, or $0.07 per diluted share as compared to income from continuing operations of $3.6 million, or $.0.29 per diluted share in the fourth quarter of 2000. Net sales for the fourth quarter of 2001 were $113.1 million, a 25 percent decrease over the comparable year-ago quarter. Total pounds of product shipped was 62.2 million, down 20 percent from the prior year. Gross profit for the fourth quarter was $9.8 million a 40 percent decrease from the fourth quarter of 2000.

For the year ended December 31, 2001, income from continuing operations was $11.4 million, or $0.91 per diluted share, compared with income from continuing operations of $25.9 million, or $2.08 per diluted share for 2000. Net sales were $583.1 million, a six percent decrease from 2000. Total pounds of product shipped in 2001 decreased to 308.2 million pounds from 334.8 million pounds in 2000. Gross profit for 2001 was $62.2 million, a 27 percent decrease from 2000.

Commenting on the results, Dennis Horowitz, Chairman, President and Chief Executive Officer, said, "As was the case for many companies, the fourth quarter for Wolverine was extremely challenging and certainly disappointing. We experienced the most significant decrease in demand for our products since the early nineties. However, in a broader context, and despite the economic environment, we protected and, in fact, grew market share in many of our product areas and maintained our leadership position in product quality and customer service. Our new facility in Portugal is shipping technical tube to customers in the European market. We aggressively controlled expenses and focused on cash flow, allowing us to reduce our bank debt by $5 million in this quarter."



                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801
                         256 890 0460 / Fax 256 890 0470

                              WOLVERINE TUBE, INC.

                           P R E S S   R E L E A S E

Horowitz added, "It became clear to Wolverine in the fourth quarter that our position relative to the strip product market was not sustainable. This reflected a fundamental mix change as customers migrated to lighter and lighter gauges to reduce material costs without a commensurate pricing premium. This trend, considering the investments that would be required by Wolverine to respond, required swift action. Hence our decision to discontinue this business."

FOURTH QUARTER RESULTS BY SEGMENT

Shipments of commercial products totaled 41.3 million pounds, a 23 percent decrease over last year's fourth quarter of 53.9 million pounds. Net sales were $83.7 million, down 30 percent over last year's fourth quarter of $118.9 million. Gross profit was $8 million, a 42 percent decrease from last year's fourth quarter of $13.7 million. While we maintained our share, these results reflect the significant decreases in market demand.

Shipments of wholesale products totaled 16.8 million pounds, compared to last year's fourth quarter of 16.7 million pounds. Net sales were $19.8 million, down 14 percent from last year's fourth quarter of $22.9 million. Gross profit was $1.5 million, down 11 percent from last year's fourth quarter. These results reflect the decreases in copper prices and increased absorption of costs as commercial product volumes decreased. Overall demand in this segment remained stable due to housing starts and favorable interest rates.

Shipments of rod, bar and other totaled 4.2 million pounds, as compared to last year's fourth quarter of 7.3 million pounds. Net sales were $9.6 million, as compared to last year's fourth quarter of $9.3 million. These results primarily reflect the significant decrease in demand for rod and bar products offset by increases from the addition of our distribution facility in the Netherlands.

EARNINGS OUTLOOK

Current forecasts for the economy in 2002 suggest a flat to slight recovery in the first half of the year with a greater recovery in the second half. We currently expect the first quarter earnings per share to be in the range of $.10 to $.15 after eliminating the amortization of goodwill in accordance with FAS
142. We also expect progressive improvement during the year with the second half of 2002 to improve over the second half of 2001. However, the outlook for 2002 is substantially dependent upon the speed and timing with which economic recovery translates into increased demand for our products.

FOURTH QUARTER CONFERENCE CALL

The Company will hold a conference call at 9:30 a.m. Central (10:30 a.m. EST) this morning to discuss the contents of this release. Please visit Wolverine's website at www.wlv.com to access the call. Alternatively, you can call the conference call line at (800) 311-9402 ten minutes prior




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                              WOLVERINE TUBE, INC.

                           P R E S S   R E L E A S E
to the scheduled start time and use access code "Wolverine". The number of connections for this call is limited to 50.

A replay will be available through March 5, 2002 at Wolverine's website or by calling (800) 858-5309 (access code 40179, pass code 40179). Should you have any problems accessing the call or the replay, please contact the Company at (256) 890-0460.

ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, brazing alloys, fluxes and lead-free solder, as well as copper and copper alloy rod, bar and other products. Internet addresses: www.wlv.com and www.silvaloy.com.

Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding the expectations of future sales and earnings of the Company. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of future earnings, factors that could affect actual results include, without limitation, global and local economic and political environments, weather conditions, environmental contingencies, regulatory pressures, labor costs, raw material costs, fuel and energy costs, the mix of geographic and product revenues, the effect of currency fluctuations, competitive products and pricing. A discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.

                              --tables to follow--

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                              WOLVERINE TUBE, INC.

                           P R E S S   R E L E A S E

                Consolidated Statements of Operations (Unaudited)

                                                            Three-month period ended       Twelve-month period ended
                                                            12/31/2001     12/31/2000     12/31/2001      12/31/2000
------------------------------------------------------------------------------------------------------------------------
 In thousands, except per share data
 Pounds shipped                                                 62,231         77,885        308,177         334,846
========================================================================================================================
 Net sales                                                    $113,057       $151,184       $583,114        $621,464
 Cost of goods sold                                            103,287        134,913        520,874         536,351
------------------------------------------------------------------------------------------------------------------------
 Gross profit                                                    9,770         16,271         62,240          85,113
 Selling, general and administrative expenses                    8,325          7,717         32,254          31,961
 Restructuring and other non-recurring charges                      --             --          1,546              --
------------------------------------------------------------------------------------------------------------------------
 Operating income from continuing operations                     1,445          8,554         28,440          53,152
 Interest expense, net                                           3,144          3,557         13,100          12,168
 Amortization and other, net                                      (466)           (76)          (447)            417
------------------------------------------------------------------------------------------------------------------------
 Income (loss) from continuing operations                       (1,233)         5,073         15,787          40,567
     before income taxes
 Income tax provision (benefit)                                   (481)         1,499          4,345          14,660
------------------------------------------------------------------------------------------------------------------------
 Income (loss) from continuing operations                         (752)         3,574         11,442          25,907
 Income (loss) from discontinued operations, net of
     income taxes (Note 1)                                      (1,946)           (19)        (7,375)            782
 Loss on disposal of discontinued operations, net of
     income taxes (Note 1)                                     (23,865)            --        (23,865)             --
------------------------------------------------------------------------------------------------------------------------
 Net income (loss)                                            $(26,563)      $  3,555       $(19,798)       $ 26,689
========================================================================================================================

 Basic earnings per share:
------------------------------------------------------------------------------------------------------------------------
 Income (loss) from continuing operations                     $  (0.07)      $   0.29       $   0.92        $   2.11
 Income (loss) from discontinued operations                      (0.16)         (0.00)         (0.61)           0.06
 Loss from disposal of discontinued operations                   (1.97)            --          (1.97)             --
------------------------------------------------------------------------------------------------------------------------
 Net income (loss)                                            $  (2.20)      $   0.29       $  (1.66)       $   2.17

 Diluted earnings per share:
------------------------------------------------------------------------------------------------------------------------
 Income (loss) from continuing operations                     $  (0.07)      $   0.29       $   0.91        $   2.08
 Income (loss) from discontinued operations                      (0.16)         (0.00)         (0.60)           0.06
 Loss from disposal of discontinued operations                   (1.97)            --          (1.94)             --
------------------------------------------------------------------------------------------------------------------------
 Net income (loss)                                            $  (2.20)      $   0.29       $  (1.63)       $   2.14

------------------------------------------------------------------------------------------------------------------------
 Basic shares                                                   12,096         12,034         12,077          12,153
 Diluted shares                                                 12,096         12,221         12,307          12,344
========================================================================================================================

Note 1: In the fourth quarter of 2001, the Company made the decision to discontinue the operations of its joint entity, Wolverine Ratcliffs, Inc. (WRI). Accordingly, the Company has segregated the operating results of the discontinued operations in the consolidated statements of operation for fiscal 2001 and 2000. In accordance with Accounting Principles Board Opinion No. 30, Reporting the Effects of Disposal of a Segment of a Business, the Company has classified the operating results of WRI in the fourth quarter of 2001 and 2000 of $3.2 million and $31,000 pretax ($1.9 million and $19,000 after tax), respectively, as discontinued operations. The Company has classified the operating results of WRI in the twelve months ended 2001 of $11.9 million ($7.4 million after tax) and 2000 of $1.3 million ($0.8 million after tax) as discontinued operations. In addition, the Company recognized a loss on disposal of discontinued operations in 2001 of $31.5 million pretax ($23.9 million after tax) which included a provision for operating losses during the phase-out period of $2.5 million pretax ($1.6 million after tax).

Note 2: The financial information has been retroactively restated to reflect the impact of the discontinued operations shown in Note 1 along with the impact ($.1 million loss, after tax and $3.2 million income, after tax for the three and twelve-month periods ended December 31, 2000, respectively) for the change in accounting for inventory from Last In First Out (LIFO) method to the First In First Out (FIFO) method.

                              WOLVERINE TUBE, INC.

                            P R E S S   R E L E A S E

Segment Information (Unaudited)


                                                             Three-month period ended       Twelve-month period ended
                                                             12/31/2001     12/31/2000     12/31/2001      12/31/2000
------------------------------------------------------------------------------------------------------------------------
 Average COMEX price of copper                                $   0.66       $   0.86       $   0.73        $   0.84
========================================================================================================================
 In thousands
 Pounds:
 Commercial                                                     41,299         53,929        210,292         238,018
 Wholesale                                                      16,768         16,673         76,349          67,849
 Rod, bar and other                                              4,164          7,283         21,536          28,979
------------------------------------------------------------------------------------------------------------------------
 Total pounds                                                   62,231         77,885        308,177         334,846
========================================================================================================================
 Net sales:
 Commercial                                                   $ 83,664       $118,937       $444,209        $487,416
 Wholesale                                                      19,836         22,929         97,570          96,993
 Rod, bar and other                                              9,557          9,318         41,335          37,055
------------------------------------------------------------------------------------------------------------------------
 Total net sales                                              $113,057       $151,184       $583,114        $621,464
========================================================================================================================
 Gross profit:
 Commercial                                                   $  7,977       $ 13,690       $ 50,140        $ 69,987
 Wholesale                                                       1,545          1,742          9,326          12,639
 Rod, bar and other                                                248            839          2,774           2,487
------------------------------------------------------------------------------------------------------------------------
 Total gross profit                                           $  9,770       $ 16,271       $ 62,240        $ 85,113
========================================================================================================================


                Condensed Consolidated Balance Sheets (Unaudited)

                                                                                          12/31/2001      12/31/2000
------------------------------------------------------------------------------------------------------------------------
 In thousands
 Assets
 Cash and cash equivalents                                                                 $ 22,739        $ 23,458
 Accounts receivable                                                                         67,164         105,025
 Inventory                                                                                  103,360         101,935
 Other current assets                                                                         9,640          14,171
 Property, plant and equipment, net                                                         218,476         207,325
 Other assets                                                                               118,048         133,023
------------------------------------------------------------------------------------------------------------------------
 Total assets                                                                              $539,427        $584,937
========================================================================================================================
 Liabilities and Stockholders' Equity
 Accounts payable and other accrued expenses                                               $ 59,826        $ 70,133
 Short-term borrowings                                                                       99,590          10,057
 Deferred income taxes                                                                        9,225          21,190
 Long-term debt                                                                             149,792         231,163
 Other liabilities                                                                           17,582          19,437
------------------------------------------------------------------------------------------------------------------------
 Total liabilities                                                                          336,015         351,980
------------------------------------------------------------------------------------------------------------------------
 Minority interest                                                                               --           2,508
 Redeemable cumulative preferred stock                                                        2,000           2,000
 Stockholders' equity                                                                       201,412         228,449
------------------------------------------------------------------------------------------------------------------------
 Total liabilities, minority interest, redeemable cumulative preferred stock
     and stockholders' equity                                                              $539,427        $584,937
========================================================================================================================

                                      ###